UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) As previously reported, Robert C. Taylor, Jr. resigned as a member of the board of directors of ITC^DeltaCom, Inc. effective as of January 30, 2005. Mr. Taylor served as a member of the audit committee of the board until his resignation. On February 7, 2005, in response to the notice of ITC^DeltaCom described in Item 3.01(b) of this report, The Nasdaq Stock Market, Inc. notified ITC^DeltaCom that, in accordance with Nasdaq Marketplace Rule 4350(d)(4)(B), ITC^DeltaCom will have until the earlier of the next annual meeting of its stockholders or January 30, 2006 to regain compliance with the audit committee composition requirements of Marketplace Rule 4350. The information set forth in Item 3.01(b) of this report is incorporated in this Item 3.01(a) by this reference.

(b) The board of directors of ITC^DeltaCom has not appointed an individual to fill the vacancy on the audit committee created by Mr. Taylor’s resignation. As a result, on February 4, 2005, ITC^DeltaCom notified The Nasdaq Stock Market, Inc. pursuant to Nasdaq Marketplace Rule 4350(d)(4)(B) that ITC^DeltaCom fails to comply with the audit committee composition requirements of Marketplace Rule 4350(d)(2)(A) due to one vacancy on the audit committee. ITC^DeltaCom has undertaken to commence a search for a director who satisfies the independence and financial experience requirements of Marketplace Rule 4350(d)(2)(A) to fill the vacancy on the audit committee.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 2, 2005, as previously announced, Larry F. Williams resigned as Chairman of the Board and Chief Executive Officer, and as a director, of ITC^DeltaCom. On February 2, 2005, Donald W. Burton resigned as a director of ITC^DeltaCom.

(c) On February 2, 2005, as previously announced, ITC^DeltaCom appointed Randall E. Curran as Chief Executive Officer of ITC^DeltaCom effective on February 3, 2005. Mr. Curran will serve as ITC^DeltaCom’s principal executive officer. ITC^DeltaCom and Mr. Curran are currently engaged in discussions to finalize the terms of Mr. Curran’s employment agreement.

Randall E. Curran, age 50, served since August 2004 as a senior managing director of FTI Consulting, Inc., a provider of consulting services. Prior to his service with FTI Consulting, Mr. Curran served as chief executive officer of Curran LLC, a provider of consulting services, from December 2003 through July 2004. Mr. Curran previously served as chief executive officer of ICG Communications, Inc., a telecommunications company, from September 2000 until December 2003. Prior to his service with ICG Communications, Mr. Curran served as president and chief executive officer of Thermadyne Holdings Corporation, a manufacturer of welding and cutting products, from 1993 through June 2000, and also as chairman beginning in 1995. Mr. Curran began his service with Thermadyne in 1987, where he also held the positions of chief operating officer and senior vice president-chief financial officer. Mr. Curran served as vice president of finance for Clark Industries, a division of Cooper Industries Ltd., a manufacturer of floor maintenance equipment, from 1983 to 1986, and as director of finance for McGraw-Edison Co., a diversified manufacturer of electrical products, from 1981 to 1983. Mr. Curran received a bachelor of arts in economics degree from DePauw University and a master of business administration degree from Loyola University of Chicago.

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(d) On February 2, 2005, ITC^DeltaCom’s board of directors appointed Randall E. Curran as a director of ITC^DeltaCom effective on February 3, 2005. The information set forth under Item 5.02(c) of this report is incorporated in this Item 5.02(d) by this reference.

Item 8.01 Other Events.

On February 2, 2005, Andrew M. Walker resigned as President, Business Services, of ITC^DeltaCom.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: February 8, 2005	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President- Legal and Regulatory

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